Exhibit 1.1

7,500,000 shares of common stock, par value $0.01 per share

ANADIGICS, INC.

Common Stock

UNDERWRITING AGREEMENT

March 8, 2007

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Several Underwriters,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

1.     Introductory. ANADIGICS, Inc., a Delaware corporation (“Company”), proposes to issue and sell 7,500,000 shares (“Firm Securities”) of its common stock, par value $0.01 per share (“Securities”), and also proposes to issue and sell to the Underwriters, at the option of the Underwriters, an aggregate of not more than 1,125,000 additional shares (“Optional Securities”) of its Securities as set forth below. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities”. The Company hereby agrees with the several Underwriters named in Schedule A hereto (“Underwriters”) as follows:

2.     Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

(a)    An initial registration statement (No. 333-139124), including a prospectus, relating to the Offered Securities has been filed with the Securities and Exchange Commission (“Commission”) and has become effective; no stop order suspending the effectiveness of such initial registration statement is in effect, and no proceedings for such purpose are pending before or, to the Company’s knowledge, threatened by the Commission. Such initial registration statement, as amended, as of any time, in the form then filed with the Commission, including any document incorporated by reference therein and all information (the “Rule 430B Information”) contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the initial registration statement pursuant to Rule 430B as of the time specified in Rule 430B, that in any case has not then been superseded or modified, shall be referred to as the “Initial Registration Statement.” The Company has also filed with the Commission a Rule 462(b) registration statement covering the registration of Offered Securities. At any particular time, this Rule 462(b) registration statement, in the form then on file with the Commission, including the contents of the Initial Registration Statement incorporated by reference therein and including all Rule 430B Information, that in any case has not then been superseded or modified, shall be referred to as the “Additional Registration Statement”.

As of the time of execution and delivery of this Agreement, the Initial Registration Statement and the Additional Registration Statement are effective under the Act. The Offered

Securities all have been or will be duly registered under the Securities Act of 1933, as amended (the “Act”) pursuant to the Initial Registration Statement and the Additional Registration Statement. The Initial Registration Statement and the Additional Registration Statement are referred to collectively as the “Registration Statements” and individually as a “Registration Statement”. A “Registration Statement” with reference to a particular time means the Initial Registration Statement and the Additional Registration Statement as of such time. A “Registration Statement” without reference to a time means such Registration Statement as of the time of the first contract of sale for the Offered Securities, which time shall be considered the “effective date” of such Registration Statement. “Statutory Prospectus” as of any time means the prospectus relating to the Offered Securities that is included in a Registration Statement immediately prior to that time, including any document incorporated by reference therein and any base prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of a Registration Statement pursuant to Rule 430B shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b). “Prospectus” means the Statutory Prospectus that discloses the public offering price and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act including any document incorporated by reference therein and any base prospectus or prospectus supplement deemed to be a part thereof that has not been superseded or modified. “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g). “General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule B to this Agreement. “Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus, as evidenced by its being specified in Schedule B to this Agreement. “Applicable Time” means 10:00 p.m. (Eastern time) on the date of this Agreement.

(b)    (i) On their respective effective dates, each Registration Statement conformed in all respects to the requirements of the Act and the rules and regulations of the Commission (“Rules and Regulations”) and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the date of this Agreement, the Registration Statements conform, and at the time of filing of the Prospectus pursuant to Rule 424(b) the Registration Statements and the Prospectus will conform, in all respects to the requirements of the Act and the Rules and Regulations, and neither of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from a Registration Statement or the Prospectus based upon written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c)    As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the Statutory Prospectus and the price to the public of the Offered Securities, the underwriting discount relating to the Offered Securities and the number of Offered Securities being offered in the offering, each as set forth in Schedule C, all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any prospectus included in a Registration Statement or any Issuer Free Writing

Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(d)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Company notified or notifies the Representative as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statements. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statements or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, (i) the Company has promptly notified or will promptly notify the Representative and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The foregoing two sentences do not apply to statements in or omissions from any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(e)    Each Issuer Free Writing Prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Act and the Rules and Regulations. Except for the Issuer Free Writing Prospectuses, if any, identified in Schedule B hereto, and electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Issuer Free Writing Prospectus.

(f)    (i) At the earliest time after the filing of the Initial Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement,  the Company was not and is not an “ineligible issuer,” as defined in Rule 405. Furthermore (x) neither the Company nor any subsidiary in the preceding three years has been convicted of a felony or misdemeanor or has been made the subject of a judicial or administrative decree or order as described in Rule 405, (y) the Company, in the preceding three years, has not been the subject of a bankruptcy petition or insolvency or similar proceeding and (z) the Company has not had a registration statement be the subject of a proceeding under Section 8 of the Act or been the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(g)    The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

(h)    Each subsidiary that meets the definition of “significant subsidiary” under Rule 1-02 of Regulation S-X (a “Material Subsidiary”) has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package and the Prospectus; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of each subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects.

(i)    The Company has an authorized capitalization set forth in the General Disclosure Package and the Prospectus and the Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the General Disclosure Package and the Prospectus; and the stockholders of the Company have no preemptive rights with respect to the Securities.

(j)    Prior to the date hereof, neither the Company nor any of its affiliates (as defined in Rule 144 under the Act) has taken any action which is designed to or which has constituted or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the Offered Securities.

(k)    Except as disclosed in the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(l)    There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for (i) the Registration Rights Agreement dated March 31, 2003 between the Company and R.F. Solutions, Inc. and (ii) the, Registration Rights Agreement, dated as of September 24, 2004, between the Company and Morgan Stanley & Co. Incorporated.

(m)  The Offered Securities have been approved for listing on Nasdaq Stock Market’s National Market (the “Nasdaq National Market”).

(n)    No material consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained and made under the Act and such as may be required under state Blue Sky securities laws.

(o)   This Agreement has been duly authorized, executed and delivered by the Company.

(p)    Neither the Company nor any of its subsidiaries is (i) in violation of its certificate of incorporation or by-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of (ii) for any default as would not individually or in the aggregate result in a material adverse change in or affecting the general affairs, management, financial position, prospects, stockholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(q)    The execution, delivery and performance of this Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of (i) any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, except for such breaches and defaults as would not, individually or in the aggregate, result in a Material Adverse Effect, or (ii) the charter or by-laws of the Company or any such subsidiary, and the Company has full power and authority to authorize, issue and sell the Offered Securities as contemplated by this Agreement.

(r)    The statements set forth in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock,” insofar as they purport to constitute a summary of the terms of the Securities, are accurate, complete and fair in all material respects.

(s)    The Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except such liens, encumbrances and defects as are described in the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and except as disclosed in the General Disclosure Package and the Prospectus, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases with such exceptions as do not interfere with the use made or proposed to be made of such property.

(t)    The Company and its Material Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by them and have not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect.

(u)    No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent that might have a Material Adverse Effect.

(v)    The Company has good title to and ownership of or has valid licenses to all material trademarks, service marks, trade names, copyrights, trade secrets, information and processes (“Intellectual Property”) used in the business of the Company and its subsidiaries as now conducted and as proposed to be conducted and has good title to and ownership of all the patents owned by it of record, and has taken all steps necessary to secure title and ownership to such Intellectual Property and patents from its contractors; there are no outstanding options, licenses or agreements of any kind relating to the Intellectual Property or patents that impair the Company’s ability to conduct its business, and the Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property of any other person or entity that impair the Company’s ability to conduct its business, as now conducted and as proposed to be conducted; none of the technology employed by the Company or any of its subsidiaries has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual or fiduciary obligation binding on the Company, any of its subsidiaries or any of their directors, employees or consultants or otherwise in violation of the rights of any person; neither the

Company nor any of its subsidiaries is involved in any pending material dispute alleging that the Company or any of its subsidiaries has violated or, by conducting their business as proposed, would violate any of the Intellectual Property of any other person or entity; no employee of the Company or any of its subsidiaries is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement or subject to any judgment, decree or order of any court or administrative agency, that would conflict with his or her obligation to use his or her best efforts to promote the interests of the Company and its subsidiaries or that would conflict with the business of the Company and its subsidiaries as proposed to be conducted; neither the execution nor delivery of this Agreement, nor the operation of the business of the Company and its subsidiaries by the employees of the Company and its subsidiaries, nor the conduct of the business of the Company and its subsidiaries as proposed, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any material contract, covenant or instrument under which any of such employees is now obligated; and the Company has taken and will maintain reasonable measures to prevent the unauthorized dissemination or publication of the confidential information of the Company, its subsidiaries or third parties in the possession of the Company or its subsidiaries.

(w)   There is no subsidiary of the Company which constitutes a “significant subsidiary” within the meaning of Rule 1-02 of Regulation S-X promulgated by the Commission.

(x)    The Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(y)    There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up of contamination, closure of properties or compliance with Environmental Laws or any required permit, license or approval, any related constraints on operating activities and any claims made by third parties that could reasonably be expected to result in liability) which would, singly or in the aggregate, have a Material Adverse Effect.

(z)    Except as disclosed in the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect, or would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, or which are otherwise material in the context of the sale of the Offered Securities; and no such actions, suits or proceedings are threatened or, to the best of the Company’s knowledge, contemplated.

(aa)  The financial statements included, or incorporated by reference, in each of the Registration Statements, the General Disclosure Package and the Prospectus present fairly the financial position of the Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Registration Statements, the General Disclosure Package and the Prospectus, such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis and the schedules included in each Registration Statements present fairly the information required to be stated therein.

(bb)  Neither the Company nor any of its subsidiaries has sustained since the date of the latest audited financial statements included in the General Disclosure Package any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the General Disclosure Package; and, since the respective dates as of which information is given in the General Disclosure Package, there has not been any change in the capital stock (other than issuances and sales of Securities pursuant to the terms of any Company long-term incentive and share award plans and employee stock option plans, each of which is described on the Company’s filings with the Commission), short-term debt (other than changes not in excess of $500,000 in the aggregate) or long-term debt of the Company or any of its Material Subsidiaries.

(cc)  Except as disclosed in the General Disclosure Package, since the date of the latest audited financial statements included in the General Disclosure Package there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, and, except as disclosed in or contemplated by the General Disclosure Package, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(dd)  The Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and files reports with the Commission on the Electronic Data Gathering, Analysis, and Retrieval (EDGAR) system.

(ee)  The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as defined in the Investment Company Act of 1940.

(ff)   Ernst & Young, LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the Rules and Regulations.

(gg)  J.H. Cohn LLP are independent public accountants as required by the Act and the Rules and Regulations.

(hh)  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.     Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $11.57625 per share, the respective numbers of shares of Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

The Company will deliver the Firm Securities to the Representative for the accounts of the Underwriters, against payment of the purchase price in Federal (same day) funds by wire transfer to an account at a bank acceptable to Credit Suisse Securities (USA) LLC (the “Lead Underwriter”) drawn to the order of the Company at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017, at 9:00 A.M., New York time, on March 13, 2007 or at such other time not later than seven full Business Days thereafter as the Lead Underwriter and the Company determine, such time being herein referred to as the “First Closing Date.” “Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are generally authorized or obligated by law or executive order to close. For purposes of Rule 15c6-1 under the Exchange Act, the “First Closing Date” (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Firm Securities sold pursuant to the offering.

In addition, upon written notice from the Lead Underwriter given to the Company not more than 30 days subsequent to the date of the Prospectus, the Underwriters may purchase all or less than all of the Optional Securities at the purchase price per share to be paid for the Firm Securities. The Company agrees to sell to the Underwriters the number of shares of Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such Optional Securities. Such Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of Firm Securities set forth opposite such Underwriter’s name in Schedule A bears to the total number of shares of Firm Securities set forth in Schedule A (subject to adjustment by the Lead Underwriter to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the Firm Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised once and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Lead Underwriter to the Company.

The time for the delivery of and payment for the Optional Securities, being herein referred to as the “Optional Closing Date”, which may be the First Closing Date (the First Closing Date and the Optional Closing Date, if any, being sometimes referred to as a “Closing Date”), shall be determined by the Lead Underwriter but shall be not later than five full Business Days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on the Optional Closing Date to the Representative for the accounts of the several Underwriters, against payment of the purchase price therefor in Federal (same day) funds by wire transfer to an account at a bank acceptable to the Lead Underwriter drawn to the order of the Company, at the office of Davis Polk & Wardwell, 450 Lexington Avenue, New York, NY 10017.

4.     Offering by Underwriters. It is understood that the several Underwriters propose to offer the Offered Securities for sale to the public as set forth in the General Disclosure Package.

5.     Certain Agreements of the Company. The Company agrees with the several Underwriters that in connection with the offering of the Offered Securities:

(a)    The Company has filed or will file each Statutory Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Lead Underwriter, subparagraph (5)) not later than the second Business Day following the earlier of the date it is first used or the date of this Agreement. The Company has complied and will comply with Rule 433.

(b)    The Company will prepare and file the Prospectus pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Lead Underwriter, subparagraph (5)) not later than the second Business Day following the date of this Agreement.

(c)    The Company will advise the Lead Underwriter promptly of any proposal to amend or supplement the Initial Registration Statement, the Additional Registration Statement or any Statutory Prospectus and will afford the Lead Underwriter a reasonable opportunity to comment on any such proposed amendment or supplement; and the Company will also advise the Lead Underwriter promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement or of any part thereof and shall make every reasonable effort to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

(d)    If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be required to be) delivered under the Act in connection with sales by any Underwriter or dealer, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Act, the Company will promptly notify the Lead Underwriter of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Lead Underwriter’s consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7.

(e)    As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act.

(f)    The Company will furnish to the Representative copies of the Registration Statements, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, any Issuer Free Writing Prospectus, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Lead Underwriter reasonably requests. The Company will pay the expenses of printing and distributing to the Underwriters all such documents and, if the delivery of any of the above is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Offered Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act or the Exchange Act, to notify the Lead Underwriter and upon request of the Lead Underwriter to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Offered Securities at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Lead Underwriter may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.

(g)    The Company will arrange for the qualification of the Offered Securities for sale under the laws of such jurisdictions as the Lead Underwriter designates and will continue such qualifications in effect so long as required for the distribution of the Offered Securities.

(h)    The Company will use the net proceeds received from the sale of the Offered Securities in the manner specified in the General Disclosure Package under the caption “Use of Proceeds”.

(i)    The Company will pay all expenses incident to the performance of its obligations under this Agreement, for any filing fees and other expenses (including fees and disbursements of counsel) incurred in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as the Lead Underwriter designates and the printing of memoranda relating thereto, for any travel expenses of the Company’s officers and employees (other than the Aircraft Charter Costs (as defined below)) and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities (other than the Aircraft Charter Costs), for the Aircraft Charter Costs incurred in connection with attending or hosting such meetings, for expenses incurred in distributing preliminary prospectuses (including the Statutory Prospectus) and the Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. As used herein “Aircraft Charter Costs” equal 50% of the costs of chartering an aircraft. The remaining 50% of the cost of chartering such aircraft shall be paid by the Underwriters.

(j)    For the period specified below (the “Lock-Up Period”), the Company will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any additional shares of its Securities or securities convertible into or exchangeable or exercisable for any shares of its Securities, or publicly disclose the intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of the Lead Underwriter, provided, however, that the Company may (i) grant options to purchase Securities and issue and sell Securities pursuant to the terms of any Company long-term incentive and share award plans and employee stock option plans existing on the Closing Date; (ii) file a registration statement to the extent required pursuant to the terms of the (a) the Registration Rights Agreement dated as of November 21, 2001 between the Company and Goldman Sachs & Co., (b) the Registration Rights Agreement dated as of September 24, 2004 between the Company and Morgan Stanley & Co. Incorporated and (c) the Registration Rights Agreement between the Company and R.F. Solutions, Inc., dated March 31, 2003, or (iii) issue Securities in connection with acquisitions by the Company; provided that in the case of clause (iii) it shall be a condition to such stock issuance that the third party receiving such Securities executes a lock-up agreement on substantially the same terms as described above for a period expiring 90 days from the date of this Agreement and there shall be no further transfer of such shares except in accordance with the provisions of such lock up agreement. The initial Lock-Up Period will commence on the date hereof and will continue and include the date 90 days after the date hereof or such earlier date that the Lead Underwriter consents to in writing.

6.     Free Writing Prospectuses. (a)The Company represents and agrees that, unless it obtains the prior consent of the Lead Underwriter, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the Lead Underwriter, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Lead Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7.     Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on the Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

(a)    The Representative shall have received letters, dated the date of this Agreement, of J.H. Cohn LLP and Ernst & Young LLP in form and substance satisfactory to the Lead Underwriter containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statements, the General Disclosure Package and the Prospectus.

(b)    The Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(b) of this Agreement. No stop order suspending the effectiveness of a Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the best of the Company’s knowledge or any Underwriter, shall be contemplated by the Commission.

(c)    Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as one enterprise which, in the judgment of a majority in interest of the Underwriters including the Representative, is material and adverse and makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company has been placed on negative outlook; (iii)  any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls as would, in the judgment of a majority in interest of the Underwriters including the Representative, be likely to prejudice materially the success of the proposed issue, sale or distribution of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any material suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (vi) any banking moratorium declared by U.S. Federal or New York authorities; (vii) any major disruption of settlements of securities or clearance services in the United States or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representative, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the Offered Securities.

(d)    The Representative shall have received an opinion, dated such Closing Date, of Cahill Gordon & Reindel LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1.

(e)    The Representative shall have received an opinion, dated such Closing Date, of Morgan Lewis & Bockius, special counsel for the Company, in form and substance satisfactory to the counsel for the Underwriters, to the effect set forth in Exhibit A-2.

(f)    The Representative shall have received from Davis Polk & Wardwell, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectus, the General Disclosure Package and other related matters as the Representative may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g)    The Representative shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct as of the Closing Date; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement is in effect and no proceedings for that purpose are pending before or threatened by the Commission; the Additional Registration Statement satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was timely filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with the applicable rules and regulations of the Commission; and, subsequent to the date of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate, from that set forth in the Statutory Prospectus provided to prospective purchasers of the Offered Securities.

(h)    The Representative shall have received a letter, dated such Closing Date, of J.H. Cohn LLP which meets the requirements of subsection (a) of this Section, except that the “cut-off date” referred to in such letter shall be a date not more than three days prior to such Closing Date for the purposes of this subsection.

(i)    On or prior to the date of this Agreement, the Representative shall have received lockup letters from each of the executive officers and directors of the Company in the form set forth in Schedule D to this Agreement.

The Company will furnish the Representative with such conformed copies of such opinions, certificates, letters and documents as the Representative reasonably requests. The Lead Underwriter may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

8.	Indemnification and Contribution.

(a)    The Company will indemnify and hold harmless each Underwriter, its partners, members, directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representative specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below.

(b)    Each Underwriter will severally and not jointly indemnify and hold harmless the Company, its directors and officers and each person, if any who controls the Company within the meaning of Section 15 of the Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, each Statutory Prospectus, the Prospectus, any Issuer Free Writing Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representative specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the fourth paragraph under the caption “Underwriting” and the information appearing under the caption “Underwriting” relating to stabilization transactions, over-allotment transactions, syndicate covering transactions, penalty bids and passive market making.

(c)    Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)    If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)    The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed (or authorized an attorney-in-fact to sign on such officer’s behalf) a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

9.     Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First Closing Date or the Optional Closing Date, if any, and the aggregate number of shares of Offered Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date, the Lead Underwriter may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of Offered Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of Offered Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to the Lead Underwriter and the Company for the purchase of such Offered Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 10 (provided that if such default occurs with respect to Optional Securities after the First Closing Date, this Agreement will not terminate as to the Firm Securities). As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

10.   Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If this Agreement is terminated pursuant to Section 9 or if for any reason the purchase of the Offered Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 8 shall remain in effect, and if any Offered Securities have been purchased hereunder the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the Offered Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 9 or the occurrence of any event specified in clause (iii), (iv), (vi), (vii) or (viii) of Section 7(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities.

11.   Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representative at Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention:  Transactions Advisory Group, or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at ANADIGICS, Inc., 141 Mount Bethel Road, Warren, NJ 07059, Attention: Thomas C. Shields, with a copy to Cahill Gordon & Reindel LLP, 80 Pine Street, New York, NY 10005, Attention: Stephen A. Greene, Esq.; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12.   Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13.   Representation of Underwriters. The Representative will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

14.   Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15.	Absence of Fiduciary Relationship. The Company acknowledges and agrees that:

(a)    The Representative has been retained solely to act as underwriter in connection with the sale of the Company’s securities and that no fiduciary, advisory or agency relationship between the Company and the Representative has been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Representative has advised or is advising Company on other matters;

(b)    the price of the securities set forth in this Agreement was established by the Company following discussions and arms-length negotiations with the Representative and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c)    it has been advised that the Representative and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Representative has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(d)    it waives, to the fullest extent permitted by law, any claims it may have against the Representative for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Representative shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

16.   Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

                If the foregoing is in accordance with the Representative’s understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

Very truly yours,

ANADIGICS, INC.

By.	/s/ Thomas C. Shields
Name: Thomas C. Shields
Title: Executive Vice President &
Chief Financial Officer

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By. /s/Bonnie Hyun
Name: Bonnie Hyun
Title: Vice President

Acting on behalf of itself and as the Representative of the several Underwriters.

                 SCHEDULE A

Underwriter	Number of Firm Securities
Credit Suisse Securities (USA) LLC	3,750,000
Craig-Hallum Capital Group LLC	1,125,000
Jefferies & Company, Inc.	1,125,000
Needham & Company, LLC	1,125,000
ThinkEquity Partners LLC	375,000

Total	7,500,000

                SCHEDULE B

1. General Use Issuer Free Writing Prospectuses: None

2. Limited Use Issuer Free Writing Prospectuses:

Internet Roadshow Presentation as of March 1, 2007 at 9:30 a.m.

SCHEDULE C

Price to the public of the Offered Securities: $12.25 per share

Underwriting discount relating to the Offered Securities: $0.67375 per share or an aggregate of $5,053,125

Number of Firm Securities being offered in the offering: 7,500,000

Maximum number of Optional Securities being offered in the Offering: 1,125,000

SCHEDULE D

February __, 2007

ANADIGICS, Inc.

141 Mount Bethel Road

Warren, NJ 07059

CREDIT SUISSE SECURITIES (USA) LLC

As Representative of the Several Underwriters,
Eleven Madison Avenue,
New York, N.Y. 10010-3629

Dear Sirs:

As an inducement to the Underwriters to execute the underwriting agreement (the “Underwriting Agreement,”) pursuant to which an offering will be made that is intended to result in an orderly market for the common stock (the “Securities”) of ANADIGICS, Inc., and any successor (by merger or otherwise) thereto, (the “Company”), the undersigned hereby agrees that during the period specified in the third paragraph hereof (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any shares of Securities or securities convertible into or exchangeable or exercisable for any shares of Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“CSFB”), except that the foregoing shall not apply to (i) sales of up to 150,000 shares of Securities by all of the Company’s directors and executive officers as a group as are required to pay any income tax resulting from the vesting of shares of the Company’s restricted stock during this period; (ii) sales of up to an additional 350,000 shares of Securities in the aggregate by all of the Company’s directors and executive officers as a group beginning after the 60th day of the Lock-Up Period, in each case with the prior written consent of the Company’s Chief Financial Officer; and (iii) sales of the Securities under existing Rule 10b-5(1) trading plans. In addition, the undersigned agrees that, without the prior written consent of CSFB, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the Lock-Up Period, it will give notice thereof to the Chief Financial Officer and will not consummate such transaction or take any such action unless it has received written confirmation from the Chief Financial Officer that such action is permitted hereby.

The Lock-Up Period will commence on the date hereof and continue and include the date 90 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options granted to the undersigned will also be subject hereto. Any Securities acquired by the undersigned in the open market will not be subject hereto. A transfer of Securities to a family member or trust for the direct or indirect benefit of the undersigned or the family of the undersigned may be made, provided the transferee agrees to be bound in writing by the terms of this Agreement prior to such transfer and no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934 shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5 made after the expiration of the Lock-Up Period).

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Agreement

This Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before June 30, 2007. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

[name]

EXHIBIT A-1

[ Date ]

Credit Suisse Securities (USA) LLC

Craig-Hallum Capital Group LLC

Jefferies & Company

Needham & Company, LLC

ThinkEquity Partners LLC

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Re:	ANADIGICS, Inc.

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 7(d) of the Underwriting Agreement dated _______________ (the “Underwriting Agreement”), between ANADIGICS, Inc., a Delaware corporation (the “Company”) and Credit Suisse Securities (USA) LLC, as representative of the several underwriters (the “Underwriters”) named in Schedule I thereto. The Underwriting Agreement relates to the issuance and sale by the Company to the Underwriters of [ ] shares of common stock, par value $.01 per share (the “Common Stock”) of the Company comprised of [ ] shares of Common Stock offered by the Company in the primary offering and [ ] shares of Common Stock offered by the Company pursuant to the exercise of an over-allotment option by the Underwriters. For purposes of this opinion letter, (a) capitalized terms used in this opinion letter have the respective meanings set forth in the Underwriting Agreement unless otherwise defined herein and (b) the term “Material Agreements” shall mean the agreements listed on Exhibit A annexed to this letter. The Company has advised us that the Material Agreements are the only outstanding agreements of the Company and its subsidiaries which are material to the Company and its subsidiaries taken as a whole.

We have examined the originals, photocopies or conformed copies of all such records of the Company and its subsidiaries and all such agreements, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the genuineness of all signatures on original documents and the conformity to the originals of all copies submitted to us as conformed copies or photocopies. We have relied, to the extent we deem such reliance proper, on certificates of officers of the Company and other documents as to factual matters.

Based on the foregoing and subject to the qualifications expressed herein, we are of the opinion that:

1.            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties, conduct its business, to execute and deliver the Underwriting Agreement and to authorize, issue and sell the Offered Securities as described in the General Disclosure Package and Prospectus.

2.            The Company has an authorized capitalization as set forth in the General Disclosure Package and Prospectus, and all of the issued shares of capital stock of the Company (including the Offered Securities) have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description thereof contained in the General Disclosure Package in all material respects; and the stockholders of the Company have no preemptive rights with respect to the Securities.

3.            The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, or is not subject to any material liability or disability by reason of the failure to be so qualified in any such jurisdiction.

4.            To the best of our knowledge and other than as set forth in the General Disclosure Package and Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the best of our knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

5.            To the best of our knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statements or any securities being registered pursuant to any other registration statement filed by the Company under the Act, except for (i) the Registration Rights Agreement, dated as of September 24, 2004, between the Company and Morgan Stanley & Co. Incorporated and (ii) the Registration Rights Agreement, dated as of March 31, 2003, between the Company and R.F. Solutions, Inc.

6.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

7.             No consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or their properties is required for the issuance and sale of the Offered Securities or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws or such approvals as have been obtained from the Securities and Exchange Commission (the “Commission”).

8.            The Company is not (A) in violation of its Amended and Restated Certificate of Incorporation or by-laws or (B) to the best of our knowledge, after due inquiry, in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any Material Agreement.

9.            The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940.

10.          The statements set forth in the General Disclosure Package and the Prospectus under the caption “Description of Capital Stock” insofar as they purport to constitute a summary of the terms of the Securities are accurate, complete and fair in all material respects.

11.           The execution, and delivery of the Underwriting Agreement and the performance by the Company of its obligations under the Underwriting Agreement did not and do not conflict with or constitute a breach or violation of or default under (a) any Material Agreement, (b) its Amended and Re-stated Certificate of Incorporation or By-laws, or (c) any applicable law, rule or administrative regulation or order known to us of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their respective properties, except in the case of clauses (a) and (c), respectively, for conflicts, breaches, violations or defaults that individually or in the aggregate would not have a Material Adverse Effect.

12.          The Initial Registration Statement has been declared effective under the Act, the Additional Registration Statement was filed and became effective under the Act, the Prospectus was filed with the Commission pursuant to Rule 424, within the applicable time prescribed by Rule 424, and to our knowledge, no stop order suspending the effectiveness of a Registration Statement or the Prospectus has been issued and no proceeding for that purpose is pending or threatened by the Commission.

13.          The Registration Statements, at their respective effective dates, and the Prospectus, as of its date, in each case other than the financial statements, including the notes and schedules thereto, and other financial and statistical data that is found in or derived from the internal accounting records of the Company or its subsidiaries set forth in or incorporated by reference therein, as to which we render no opinion, complied as to form in all material respects with the requirements of the Act and the Exchange Act; each document incorporated in a Registration Statement and the Prospectus, at the time such document was filed with the Commission or at such time as such document became effective, as applicable, compiled as to form in all material respects with the requirements of the Exchange Act, other than the financial statements, including the notes and schedules thereto, and other financial and statistical data that is found in or derived from the internal accounting records of the Company or its subsidiaries set forth in or incorporated by reference therein, as to which we render no opinion.

14.          To our knowledge, there is no document or contract of a character required to be described or referred to in a Registration Statement, the General Disclosure Package and the Prospectus by the Securities Act other than those described or referred to therein, and the descriptions thereof or references thereto are accurate in all material respects; and, to our knowledge, there is no document or contract of a character required to be filed as an exhibit to a Registration Statement or in any document incorporated by reference therein which is not filed as required.

               We have not verified, and are not passing upon and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the General Disclosure Package and Prospectus (including the documents incorporated by reference therein), other than those mentioned in paragraph (10) above.

               We are members of the bar of the State of New York and do not purport to be experts in or to express any opinion concerning the laws of any jurisdiction other than the law of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. This opinion is rendered solely for your benefit in connection with the transactions de-scribed above. This opinion may not be used or relied upon by any person other than the Underwriters and may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our prior written consent.

Very truly yours,

EXHIBIT A

1.             Lease Agreement by and between the Company and Mt. Bethel Corporate Center, dated as if May 1, 1993, as amended, regarding the premises located at 35 Technology Drive, Warren, New Jersey.

2.             Lease Agreement by and between the Company and Warren Hi-Tech Center, L.P. (successor in interest to United States Land Resources, L.P.), dated as of April 26, 1996, as amended, regarding the premises located at 141 Mt. Bethel Road, Warren, New Jersey.

3.             Indenture by and between the Company and State Street Bank & Trust Company, N.A., dated September 24, 2004, regarding the 5% Convertible Senior Notes due 2009.

4.             2005 Long-Term Incentive and Share Award Plan.

5.             Rights Agreement dated as of December 17, 1998 between the Company and Chase Mellon Shareholder Services L.L.C., as Rights Agent.

[ Date ]

Credit Suisse Securities (USA) LLC

Craig-Hallum Capital Group LLC

Jefferies & Company

Needham & Company, LLC

ThinkEquity Partners LLC

c/o Credit Suisse Securities (USA) LLC
11 Madison Avenue
New York, NY 10010

Re:	ANADIGICS

Ladies and Gentlemen:

This letter is being furnished to you pursuant to Section 7(d) of the Underwriting Agreement dated _______________, (the “Underwriting Agreement”) by and between you (the “Underwriters”) and ANADIGICS, Inc., a Delaware corporation (the “Company”), relating to the issuance and sale of [ ] shares of common stock, par value $.01 per share of the Company (the “Securities”). All capitalized terms used herein and not defined herein shall have the meanings ascribed to such terms in the Underwriting Agreement.

We have participated in conferences with officers and other representatives of the Company, representatives of the independent registered public accounting firm for the Company, representatives of counsel for the Underwriters and representatives of the Underwriters at which the contents of the Registration Statements, the Prospectus and the documents specified in Schedule A hereto (the “General Disclosure Documents”) and related matters were discussed. Although we have made certain inquiries and investigations in connection with the preparation of the Registration Statements, the Prospectus and the General Disclosure Documents, the limitations inherent in the role of outside counsel are such that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in such documents, except as provided in paragraph 10 of our opinion to you of even date herewith. Subject to the foregoing, we advise you that no facts have come to our attention that lead us to believe that (i) the Registration Statements, including the documents incorporated therein by reference, at the respective effective date of such Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, as of its date or as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the General Disclosure Documents, taken together, as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that we express no comment with respect to the financial statements or other financial data that is included in or omitted from the Registration Statements, the Prospectus or the General Disclosure Documents).

This letter is solely for your benefit in connection with the issuance of the Securities on the date hereof and may not be delivered to, or used for any other purpose or relied upon by any person other than you, without our prior written consent.

Very truly yours,

SCHEDULE A

Preliminary Prospectus Supplement dated February 27, 2007 (including the Prospectus dated December 21, 2006)

The information listed in Schedule C to the Underwriting Agreement

EXHIBIT A-2

Credit Suisse Securities (USA) LLC

Craig-Hallum Capital Group LLC

Jefferies & Company

Needham & Company, LLC

ThinkEquity Partners LLC

c/o Credit Suisse Securities (USA) LLC

11 Madison Avenue

New York, NY 10010

Re:	Intellectual Property Matters in Connection With Anadigics, Inc. Offering of Common Stock

Ladies and Gentlemen:

At the request of ANADIGICS, Inc. (the “Company”), we are furnishing this letter to you pursuant to Section ___ of the Underwriting Agreement dated _______________ by and between the Company and Credit Suisse Securities (USA) LLC, Craig-Hallum Capital Group LLC, Jefferies & Company, Needham & Company, LLC and ThinkEquity Partners LLC (collectively, “Credit Suisse”), based upon our knowledge of the Company’s intellectual property matters gained in the course of our representation of the Company, inquiries of Company management regarding factual matters and our general knowledge of applicable law. Our representation of the Company has included applying for patents for the Company’s inventions and rendering advice and opinions in connection with these and various other matters relating to intellectual property.

Based upon our knowledge of the Company’s intellectual property matters as set forth above, inquiries of officials of the Company regarding factual matters and our general knowledge of applicable law, it is our opinion and judgment that:

A. The Company has good title to and ownership of all the patents owned by it of record, free and clear of all liens and other encumbrances, except such as do not materially affect the value of such patents and do not interfere with the use made or proposed to be made of such patents by the Company and its subsidiaries.

B. To our knowledge, there are no legal or governmental proceedings that involve a challenge to the rights of the Company or its subsidiaries in, or a challenge to the scope, validity or enforceability of, any patents, trademarks, copyrights, trade secrets or other intellectual property rights (“Intellectual Property”) of the Company and its subsidiaries, and to our knowledge, no such proceedings are threatened or contemplated.

C. To our knowledge, neither the Company nor any of its subsidiaries is involved in any pending material disputes alleging that the Company or any of its subsidiaries has violated or, by conducting their business as proposed, would violate any of the Intellectual Property of any other person or entity.

D. The Company has taken reasonable measures to prevent the unauthorized dissemination and publication of the confidential information of the Company, its subsidiaries and third parties in the possession of the Company or its subsidiaries.

We express no opinion other than as stated above, and neither that opinion nor any other statements above are intended to imply or be an opinion on the adequacy of the disclosure concerning such matters under the Federal securities laws.

The information contained in this opinion is applicable as of _______________, and is based on facts and circumstances presently known to us. We assume no continuing obligation to advise Credit Suisse, or to advise anyone else, of any change after that date or of any facts and circumstances not presently known to us.

This opinion is furnished solely for the benefit of Credit Suisse in connection with the offering of the Company’s common stock that is the subject of the Underwriting Agreement and is not to be quoted in whole or in part or otherwise referred to in any document, or filed with any governmental agency, without our prior written consent, except that this opinion may be distributed to the officers, employees and attorneys of Credit Suisse and may be referred to in the Underwriting Agreement or in any list of closing documents pertaining to the offering of the common stock.

Very truly yours,

Morgan, Lewis & Bockius LLP
By: